SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                        IFB Holdings, Inc.
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     (Exact name of registrant as specified in its charter)

Delaware                                               43-1760023
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(State of incorporation or organization)       (I.R.S. Employer
                                              Identification No.)

522 Washington Street, Chillicothe, Missouri                64601
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(Address of principal executive offices)               (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act.

         None                                     N/A
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    (Title of Class)              (Name of each exchange on which
                                  each class is to be registered)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock par value $.01 per share
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                        (Title of Class)
PAGE
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Item 1.  Description of Registrant's Securities to be Registered.
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     For a description of the Registrant's securities, reference is made to "Description of Capital Stock", "Dividends" and "Market for Common Stock" in the Registrant's Pre-Effective Amendment No. 1 to the Registration Statement on Form SB-2 (Registration Number 333-13495) which is hereby incorporated by reference. For a description of the provisions of the Registrant's Certificate of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions" in the Registrant's Pre-Effective Amendment No. 1 to the Registration Statement on Form SB-2 referenced above.


Item 2.  Exhibits.
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1. Pre-Effective Amendment No. 1 to Registration Statement on
   Form SB-2 (Registration Number 333-13495) dated November 6,
   1996, is hereby incorporated by reference.

2. Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form SB-2 as filed on October 4, 1996)

3. Bylaws  (incorporated by reference to Exhibit 3.2 of the
   Registration Statement on Form SB-2 as filed on October 4,
   1996)

4. Specimen Stock Certificate (incorporated by reference to
   Exhibit 4 of the Registration Statement on Form SB-2 as filed on October 4, 1996)

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
                          SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                          IFB HOLDINGS, INC.



Date: November 6, 1996    By:  /s/ Earle S. Teegarden, Jr.
                               ----------------------------------
                               Earle S. Teegarden, Jr.
                               President and Chief Executive
                                 Officer